Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of June 28, 2025

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Inertial Labs, Inc.	Delaware
3	JDSU Acterna Holdings LLC	Delaware
4	Optical Coating Laboratory, LLC	Delaware
5	Viavi Solutions Inc.	Delaware
6	Viavi Solutions LLC	Delaware
7	Viavi Solutions Licensing LLC	Delaware
INTERNATIONAL
8	Viavi Solutions Ireland Limited	Ireland
9	Aeroflex Limited (UK)	United Kingdom
10	Aeroflex Technologies SA	Spain
11	Aeroflex SRL	Italy
12	Comtest Wireless International Limited	United Kingdom
13	Comtest Wireless Limited	England and Wales
14	Flex Co., Ltd.	Beijing
15	Inertial Labs UA	Ukraine
16	JDSU Benelux B.V.	Netherlands
17	Viavi Solutions do Brasil Ltda	Brazil
18	JDSU Holdings GmbH	Germany
19	JDSU International GmbH	Germany
20	Sensorsan Sensor Teknolojileri Anonim Sirketi	Turkey
21	Viavi Solutions (Thailand) Co., Ltd.	Thailand
22	Viavi Solutions (Beijing) Co., Ltd.	Beijing
23	Viavi Solutions (Greater China) Limited	Hong Kong
24	Viavi Solutions (Hong Kong) Limited	Hong Kong
25	Viavi Solutions (Shenzhen) Co., Ltd.	China
26	Viavi Solutions (Suzhou) Co., Ltd.	China
27	Viavi Solutions AB	Sweden
28	Viavi Solutions Australia Pty Ltd	Australia
29	Viavi Solutions Austria GmbH	Austria
30	Viavi Solutions Canada ULC	Canada
31	Viavi Solutions Cayman Ltd	Cayman Islands
32	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
33	Viavi Solutions Deutschland GmbH	Germany
34	Viavi Solutions France SAS	France
35	Viavi Solutions GmbH	Germany
36	Viavi Solutions India Pvt. Ltd.	India
37	Viavi Solutions Italia S.R.L.	Italy
38	Viavi Solutions Japan K.K.	Japan
39	Viavi Solutions Korea Ltd	Korea
40	Viavi Solutions Optical Coating India Private Limited	India
41	Viavi Solutions Pension Trustee UK Limited	England and Wales
42	Viavi Solutions Sp.z.o.o.	Poland
43	Viavi Solutions Romania SRL	Romania
44	Viavi Solutions Singapore Pte. Ltd.	Singapore
45	Viavi Solutions Spain, S.L.	Spain
46	Viavi Solutions UK Limited	United Kingdom
47	Viavi Solutions World Holdings GmbH & Co KG	Germany